Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove Chief Financial Officer -or- Lori Novickis Director, Corporate Relations CBIZ, Inc. Cleveland, Ohio (216) 447-9000

CBIZ REPORTS FIRST-QUARTER 2018 RESULTS

FIRST-QUARTER HIGHLIGHTS:

•	REVENUE +10.2%
•	SAME-UNIT REVENUE +5.8%
•	EPS FROM CONTINUING OPERATIONS +42.2%

CLEVELAND (April 26, 2018) – CBIZ, Inc. (NYSE: CBZ) today announced financial results for the first quarter ended March 31, 2018.

For the 2018 first quarter, CBIZ reported revenue of $266.1 million, an increase of $24.6 million, or 10.2%, over the $241.5 million reported in 2017. Same-unit revenue increased by $14.0 million, or 5.8%, for the quarter, compared with the same period a year ago. Newly acquired operations contributed $10.6 million, or 4.4%, to revenue growth in the quarter. CBIZ reported income from continuing operations of $35.8 million, or $0.64 per diluted share, in the 2018 first quarter, compared with income of $25.0 million, or $0.45 per diluted share, for the same period a year ago. Adjusted EBITDA for the first quarter was $55.9 million, compared with $48.3 million for the first quarter of 2017.

Jerry Grisko, President and Chief Executive Officer of CBIZ, said, “We are pleased to record strong first quarter revenue growth as well as improved margins.  Our results were bolstered by strong demand for our core services, a high level of optimism among our clients regarding the general business climate, new consulting and planning engagements related to the Tax Cuts and Jobs Act of 2017, and improved results from a number of our project-oriented businesses.  We also continue to benefit from the acquisitions that we made in recent years, and we are pleased to have completed two additional acquisitions so far this year.”

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

2018 Outlook

•	The Company expects growth in total revenue within a range of 5% to 8%.

•

The Company expects to report an effective tax rate of approximately 25% as a result of the Tax Reform Act, although a number of factors may impact the tax rate. The Company expects a weighted average fully diluted share count of approximately 56.0 million shares for full-year 2018.

•

The Company expects to achieve growth in fully diluted earnings per share within a range of 13% to 17% over the $0.92 reported for 2017. Adjusted for the one-time 2017 impact of the Tax Reform Act, the Company expects to achieve growth within a range of 20% to 24% over the adjusted $0.87 reported for 2017.

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10119212 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), April 26, through 5:00 p.m. (ET), May 1, 2018. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10119212.

About CBIZ

CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and insurance needs. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government healthcare consulting, risk advisory, and valuation services. Benefits and insurance services include group health benefits consulting, property and casualty insurance, retirement plan consulting, payroll, and HR consulting. As a leading provider of accounting, insurance and other professional consulting services to businesses throughout the United States, the Company’s services are provided through more than 100 Company offices in 33 states. For more information, please visit www.cbiz.com.

Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the

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Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2018 AND 2017

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2018	%	2017	%
Revenue	$266,090	100.0%	$241,459	100.0%
Operating expenses (1)	204,750	76.9%	192,766	79.8%
Gross margin	61,340	23.1%	48,693	20.2%
Corporate general and administrative expenses (1)	10,028	3.8%	8,768	3.7%
Operating income	51,312	19.3%	39,925	16.5%
Other (expense) income:
Interest expense	(1,780)	-0.7%	(1,517)	-0.6%
Gain on sale of operations, net	663	0.3%	22	0.0%
Other (expense) income, net (1) (2)	(1,229)	-0.5%	2,737	1.1%
Total other (expense) income, net	(2,346)	-0.9%	1,242	0.5%
Income from continuing operations before income tax expense	48,966	18.4%	41,167	17.0%
Income tax expense	13,156		16,141
Income from continuing operations	35,810	13.5%	25,026	10.4%
Income (loss) from operations of discontinued businesses, net of tax	41		(152)
Net income	$35,851	13.5%	$24,874	10.3%

Diluted earnings per share:
Continuing operations	$0.64		$0.45
Discontinued operations	-		-
Net income	$0.64		$0.45

Diluted weighted average common shares outstanding	55,924		55,214
Other data from continuing operations:
Adjusted EBITDA (3)	$55,858		$48,303

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($0.1 million income in 2018 and $3.0 million expense in 2017, or 0.0% and (1.2%) of revenue, respectively) and "Corporate general and administrative expenses" ($16 thousand income in 2018 and $0.3 million expense in 2017, or 0.0% and (0.1%) of revenue for 2018 and 2017, respectively) and are directly offset by deferred compensation gains or losses in "Other (expense) income, net" ($0.1 million expense in 2018 and $3.3 million income in 2017, or 0.0% and 1.3% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other (expense) income, net" for the three months ended March 31, 2018 and 2017, is expense of $1.6 million and $0.6 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED
	MARCH 31,
	2018	2017
Revenue
Financial Services	$180,603	$158,633
Benefits and Insurance Services	77,330	75,164
National Practices	8,157	7,662
Total	$266,090	$241,459

Gross Margin
Financial Services	$47,570	$39,244
Benefits and Insurance Services	16,197	15,022
National Practices	882	655
Operating expenses - unallocated (1):
Other	(3,423)	(3,274)
Deferred compensation	114	(2,954)
Total	$61,340	$48,693

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in the Company's deferred compensation plan, which do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other (expense) income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation income/expense in "Operating expenses" and as income/expense in "Other (expense) income, net".

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CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2018	2017
Net income	$35,851	$24,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	5,775	5,641
Bad debt expense, net of recoveries	1,766	734
Adjustments to contingent earnout liability	1,609	616
Other	(1,244)	195
Net income, after adjustments to reconcile net income to net cash used in operating activities	43,757	32,060
Changes in assets and liabilities, net of acquisitions and divestitures	(64,396)	(46,434)
Operating cash flows used in continuing operations	(20,639)	(14,374)
Operating cash flows provided by (used in) discontinued operations	139	(118)
Net cash used in operating activities	(20,500)	(14,492)
Net cash provided by investing activities	37,455	48,847
Net cash used in financing activities	(20,296)	(36,654)
Net decrease in cash, cash equivalents and restricted cash	$(3,341)	$(2,299)

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CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands, except for percentages and days sales outstanding)

	MARCH 31,	DECEMBER 31,
	2018	2017
Cash and cash equivalents	$295	$424
Restricted cash	29,773	32,985
Accounts receivable, net	261,336	188,300
Current assets before funds held for clients	315,907	245,061
Funds held for clients	147,655	203,112
Goodwill and other intangible assets, net	631,956	613,206

Total assets	$1,214,353	$1,176,231

Notes payable, current	$1,743	$1,861
Current liabilities before client fund obligations	139,687	130,664
Client fund obligations	148,654	203,582
Notes payable, non-current	1,824	2,164
Bank debt, net of debt issuance costs	214,002	177,672

Total liabilities	$642,737	$645,352

Treasury stock	$(491,604)	$(491,046)

Total stockholders' equity	$571,616	$530,879

Debt to equity	38.1%	34.2%
Days sales outstanding (DSO) - continuing operations (1)	92	72

Shares outstanding	54,956	54,592
Basic weighted average common shares outstanding	54,071	53,862
Diluted weighted average common shares outstanding	55,924	55,689

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at March 31, 2017 was 91.

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CBIZ, INC.

GAAP RECONCILIATIONS

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2018	2017
Income from continuing operations	$35,810	$25,026
Interest expense	1,780	1,517
Income tax expense	13,156	16,141
Gain on sale of operations, net	(663)	(22)
Depreciation	1,404	1,247
Amortization	4,371	4,394
Adjusted EBITDA	$55,858	$48,303

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income from continuing operations". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

Guidance on 2018 Earnings Per Diluted Share from Continuing Operations

	Low	High
2018 outlook growth in earnings per share	13%	17%
2018 outlook earnings per share	$1.04	$1.08

2018 outlook growth in earnings per diluted share, excluding impact of Tax Reform Act	20%	24%

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz